UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

‘mktg, inc.’
(Exact name of registrant as specified in its charter)

Delaware	0-20394	06-1340408
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

75 Ninth Avenue, New York, New York	10011
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (212) 660-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2010, ‘mktg, inc.’ (the “Company”) entered into a First Amendment to Senior Secured Notes (the “Note Amendment”), in connection with the Company’s pledge of $500,000 as cash collateral to Sovereign Bank to secure the Company’s reimbursement obligations under a letter of credit issued on behalf of the Company in favor of American Express Related Services Company, Inc. (“Amex”). The letter of credit supports the Company’s credit line with respect to Amex credit cards issued to the Company and its employees.

Pursuant to the Note Amendment, among other things, the Company’s Senior Secured Notes were amended to (i) permit the Company to pledge the cash collateral to Sovereign Bank, and (ii) increase the interest rate thereunder by four percent to 16.5% during the period that the cash pledged to Sovereign Bank is not subject to the lien of the holders of the Senior Secured Notes.

The foregoing is a summary of the terms of the Note Amendment and does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the Note Amendment, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1	First Amendment to Senior Secured Notes dated as of May 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 12, 2010.

‘mktg, inc.’

By:	/s/ James R. Haughton
James R. Haughton,
Senior Vice President - Controller

EXHIBIT INDEX

No.	Description

Exhibit 10.1	First Amendment to Senior Secured Notes dated as of May 7, 2010.